Electronic Articles of Incorporation
For

P09000072364
FILED
August 28, 2009
Sec. Of State
jshivers

FATHER FISH AQUARIUM, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

FATHER FISH AQUARIUM, INC.

Article II

The principal place of business address:

769 US HIGHWAY 41 BY PASS
VENICE, FL. 34285

The mailing address of the corporation is:

769 US HIGHWAY 41 BY PASS
VENICE, FL. 34285

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100

Article V

The name and Florida street address of the registered agent is:

CYPRESS BAY ACCOUNTING, INC.
1655 MINNEAPOLIS AVE
NORTH PORT, FL. 34286

I certify that I am familiar with and accept the responsibilities of registered agent.

P09000072364
FILED
August 28, 2009
Sec. Of State
jshivers

Registered Agent Signature: TERRI L. REED, EA, MBA

Article VI

The name and address of the incorporator is:

CYPRESS BAY ACCOUNTING, INC.
1655 MINNEAPOLIS AVE

NORTH PORT, FL 34286

Incorporator Signature: TERRI L. REED, EA, MBA

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
LOUIS FOXWELL
769 US HIGHWAY 41 BYPASS
VENICE, FL. 34285